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                                                                EXHIBIT 23.4

Universal
Campus
Credit Union



November 29, 1996


Thomas E. Sawyer, Chairman
NACT Telecommunications, Inc.
382 East 720 South
Orem, Utah 84058

Gentlemen:

I hereby consent to your referencing me in the "Management Section" of your form S-1 Registration Statement as an individual who will become a director upon completion of the public offering.




Sincerely,

/s/ Ronald S. Eliason
--------------------------
Ronald S. Eliason
President